UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2004
Date of Report (Date of Earliest Event Reported)

ACCERIS COMMUNICATIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-17973	59-2291344
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9775 Businesspark Avenue, San Diego, CA 92131
(Address of principal executive offices and zip code)

(858) 547-5700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Item 5.       Other Events

The following summary contains additional information relating to our business:

Forward-Looking Information

     This report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act of 1934, as amended, that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, words such as “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as more fully discussed in our most recent Form 10-Q, including, but not limited to, our ability to finance and manage expected growth, our ability to maintain relationships with telecommunications carriers and changes in governmental regulations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize.

Company Overview

We are a broad-based communications company, servicing residential, small and medium-sized businesses and large corporate accounts in the United States. We provide a range of products from local dial tone and domestic and international long-distance voice services to fully managed, integrated data and enhanced services. We are a facilities-based carrier with points of presence in 30 major U.S. cities. We currently have 11 voice switches and 17 data switches located throughout the United States. Our operational expertise and our focus on first-rate customer support enable us to provide high quality voice and data communications.

We currently manage our company through two business segments. Our Telecommunications segment provides voice and data services to our residential customers and large corporate accounts, while the Technologies segment is responsible for commercialization of our proprietary soft-switch technology and underlying intellectual property. In the three months ended March 31, 2004, our Telecommunications segment contributed $34.7 million and our Technologies segment contributed $0.5 million in revenues.

Telecommunications

Our Telecommunications segment delivers a broad range of voice and data products and services to residential, small office/home office (“SOHO”) and small-medium sized enterprises (“SME”) and commercial customers through a network of multi-level marketing (“MLM”), commercial agents, affinity groups and outbound telemarketing. Our customers are serviced through direct sales and support teams who offer fully managed and fully integrated voice and data solutions.

We have capitalized upon a unique synthesis of marketing and network capabilities. Through the strength of our agent network we are adding new customers each month, most of them with a strong international usage component. Due to our favorable cost structure and network optimization, we can offer extremely competitive rates to selected international regions.

We differentiate ourselves to our residential customers by offering attractively priced bundles of international minutes, both on a stand alone basis and as part of a local dial tone + long-distance package to preferred destinations, and specialized customer service, which includes in-language customer support. By using this targeted strategy, we have acquired a substantial number of ethnic users whose monthly spending on telecommunications services is generally higher than the average retail customer. These subscribers also tend to exhibit higher brand loyalty, resulting in lower customer turnover (“churn”) than average retail consumers for these types of our products.

Our proprietary technology generally enables us to offer unbundled value-added services such as voicemail, unified messaging and on-the-fly conferencing at a low cost, creating another competitive advantage when targeting retail customers. These features distinguish us from mass-market providers that typically offer higher priced, “one-size-fits-all” national and international rate plans.

Our direct sales force focuses on multi-location customers with limited Information Technology (“IT”) resources. By taking a consultative approach to network solutions and providing in-depth analysis of our customers’ business needs and operating environments, we are able to design and deliver competitively priced and customized voice and data solutions. Our commercial customers also benefit from our relationships with multiple providers, which ensure superior service with respect to network redundancy, cost and supplier risk. Our ability to offer strong customer service results in easy access to information, and to our engineering, technical and administrative staffs.

We are a facilities-based carrier with points of presence in 30 major U.S. cities. Our voice network features 11 voice switches and nationwide Feature Group D (“FGD”) access, which enables low cost call origination. Our data network consists of 17 Nortel Passports that have recently been upgraded to support multi-protocol label switching (“MPLS”). Finally, we have relationships with multiple tier I and tier II providers in the U.S. and abroad, which allows for efficient call management and least-cost routing.

Technologies

Our Technologies segment offers a proven network convergence solution for the deployment of IP-based voice and data services over a single network. We have over nine years of experience developing Voice over Internet Protocol (“VoIP”) technologies. Our proprietary soft-switch solution enables existing telecom service providers to reduce telecommunications costs and permits new communications service providers to enter the enhanced communications market with limited capital investment. In addition, we have a patent portfolio that includes two VoIP patents which we believe are foundational VoIP patents. We are pursuing opportunities to leverage our patents through a focused licensing strategy that targets carriers, equipment vendors and customers who are deploying IP for phone-to-phone communication.

Business Strategy

Our business strategy is to build a large, profitable base of residential, SME and corporate accounts that purchase bundled telecommunications services. As part of our strategy, we have consolidated our high quality communications networks and restructured our operations in order to leverage our infrastructure across branded sales channels.

To achieve our goals through both organic and acquisition growth, we plan to:

Penetrate our distribution channels: Our distribution channels, which we have built over the last three years, continue to grow and mature. Our recently launched Platinum Agent Program rewards agents for substantial and persistent production. The equity incentives available under the program are expected to increase both the number of commercial agents and the revenue contribution per commercial agent. The program provides for stock purchase warrants accruing for the benefit of selected agents, resulting in recurring revenue for us and providing incentives for our agents so that their objectives and ours are aligned.

Expand our product portfolio: We have recently expanded our product set to include local dial tone in order to extend the average life and monthly average revenues of current and future customers. We are currently delivering local dial tone services to customers via the Unbundled Network Element Service Platform (“UNE-P”). In addition, we intend to roll-out VoIP and related services to our residential, SME and enterprise customers beginning in the later part of 2004 and continuing into 2005. Products will include an IP origination service with enhanced features such as call screening and find me/follow me and multimedia business services that integrate voice, video and text in a single communication session.

Enter new geographic markets: In first quarter of 2004, we launched our local + long-distance bundled product set in New York and New Jersey. In the second quarter of 2004, we entered the Pennsylvania, Massachusetts and Florida markets. We anticipate adding additional states in the Verizon, SBC and BellSouth territories in the second half of 2004. We currently offer stand alone long-distance services nationwide in the U.S.

License our intellectual property: We have four issued patents and two pending patent applications, which we utilize to provide our proprietary solutions. We believe that we hold foundational patents for the manner in which a significant portion of VoIP traffic is routed in the marketplace today. We have licensed portions of our technology to third parties on a non-exclusive basis. We plan to further monetize our intellectual property by offering licenses to service providers, equipment companies, and end-users who are deploying VoIP networks for phone-to-phone communications.

In connection with our efforts to enforce our patent rights, Acceris Communications Technologies Inc., our wholly-owned subsidiary, filed a patent infringement lawsuit against ITXC Corp. (“ITXC”) in the United States District Court of the District of New Jersey on April 14, 2004. The complaint alleges that ITXC’s VoIP services and systems infringe our U.S. Patent No. 6,243,373, entitled “Method and Apparatus for Implementing a Computer Network/Internet Telephone System.” On May 7, 2004, ITXC filed a lawsuit against Acceris Communications Technologies Inc., and Acceris, in the United States District Court for the District of New Jersey for infringement of five ITXC patents relating to VoIP technology, directed generally to the transmission of telephone calls over the Internet and the completion of telephone calls by switching them off the Internet and onto a public switched telephone network. We strongly believe that the allegations contained in the ITXC complaint are, in their entirety, without merit and we intend to provide a vigorous defense to the ITXC claims.

Leverage our existing scalable infrastructure: We have created a network and back office infrastructure that satisfies the needs of our existing customers and that will support additional revenue growth without significant incremental capital investment. We continue to reduce our network costs and are completing the consolidation of duplicate back office functions. Our IT strategy is expected to ensure efficiency and integrity internally by eliminating redundant costs and mitigating strategic risks. We expect to make significant incremental capital investments pursuant to our expanded product portfolio outlined above, and we have a base level of annual capital investment necessary to keep our infrastructure efficient and maintained.

Litigation

On April 16, 2004, certain of our shareholders filed a putative derivative complaint in the Superior Court of the State of California in and for the County of San Diego, (the “Complaint”) against us, WorldxChange Corporation, Counsel Communications LLC, and Counsel Corporation as well as certain of our present and former officers and directors, some of whom also are or were directors and/or officers of the other corporate defendants (collectively, the “Defendants”). The Complaint alleges, inter alia, that the Defendants, in their respective roles as our controlling shareholder and directors and officers committed breaches of the fiduciary duties of care, loyalty and good faith and were unjustly enriched, and that the individual Defendants committed waste of corporate assets, abuse of control and gross mismanagement. The Plaintiffs seek compensatory damages, restitution, disgorgement of allegedly unlawful profits, benefits and other compensation, attorneys’ fees and expenses in connection with the Complaint. We believe that these claims in their entirety are without merit and we intend to vigorously defend this action. There is no assurance that this matter will be resolved in our favor and an unfavorable outcome of this matter could have a material adverse impact on our business, results of operations, financial position or liquidity.

In addition to the derivative suit above, we and several of our current and former executives and board members were named in a securities action filed in the Superior Court of the State of California in and for the County of San Diego on April 16, 2004, in which the plaintiffs made claims nearly identical to those set forth in the derivative suit above, seeking compensatory, punitive and exemplary damages. We believe that these claims in their entirety are without merit and we intend to vigorously defend this action. There is no assurance that this matter will be resolved in our favor and an unfavorable outcome of this matter could have a material adverse impact on our business, results of operations, financial position or liquidity.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2004	By:	/s/ Gary M. Clifford
		Name: Title:	Gary M. Clifford Chief Financial Officer and Vice President of Finance